January 18, 1995



Mr. Vernon O. Steinberg
Treasurer and Assistant Secretary
Laclede Gas Company
720 Olive Street
St. Louis, MO 63101

Dear Vernon:

Mercantile Bank of St. Louis N.A. is pleased to provide a $10,000,000 line of credit maturing January 31, 1996 to Laclede Gas Company for general corporate purposes and for commercial paper backup.

All borrowings will be priced, at your option, at Mercantile's Prime rate, floating, IBOR adjusted + 3/8%, or CD's adjusted + 1/2% for available maturities to 90 days. Notes issued under this line shall not exceed 90 days. If a note is outstanding with a maturity after January 31, 1996, the note may be renewed in whole or in part provided no note shall mature later than June 30, 1996.

Interest shall be payable at maturity or on date of prepayment. Interest shall be computed on the basis of actual 365/366 for prime borrowings and actual 360 basis for IBOR or CD loans. Notes issued may be prepaid at any time without penalty, subject to standard funding loss provisions.

We may terminate this agreement at any time if we determine, in good faith, that we are not satisfied with your conditions, operations or performance, financial or otherwise.

It is understood that any loans obtained by any subsidiary of Laclede Gas Company, whether or not they are guaranteed by Laclede Gas Company, are excluded from this agreement and shall not be charged against the line of credit described above.

Nothing in this letter is intended to alter the arrangements set forth in the agreement dated October 18, 1994, or the availability of up to $17,500,000 of advances thereunder from Mercantile Bank of St. Louis N.A. on the terms set forth in said October 18, 1994 agreement.













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Mr. Vernon O. Steinberg
Laclede Gas Company
January 18, 1995
Page 2


We appreciate the opportunity to service your credit needs and to continue the longstanding relationship between our companies. If the foregoing is acceptable to you, please sign and date below.

Sincerely,


John A. Holland
- ---------------
John A. Holland
Vice President


Accepted this 18th day of January, 1995.

 LACLEDE GAS COMPANY

By: Vernon O. Steinberg
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Name: Vernon O. Steinberg
      ---------------------------------
Title: Treasurer & Assistant Secretary
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